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                                                                   EXHIBIT 23.03



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion of our report, dated January 22, 1999, except for Note 16 as to which the date is May 28, 1999, relating to the financial statements of Black Diamond Savings Bank, F.S.B. for the years ended December 31, 1998 and 1997, in the FNB Financial Services Corporation Registration Statement on Form S-4 and in the related Prospectus. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


                                         /s/ McGladrey & Pullen, LLP


Charlotte, NC
July 13, 1999